Exhibit 99.1

Contact: Stephen Purtell Senior Vice President Investor Relations and Treasurer +1-972-595-5180 spurtell@sftp.com

Credit Agreement Amendment Reduces Six Flags’ Borrowing Rate

GRAND PRAIRIE, Texas - March 26, 2018 - Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced that its bank lenders have approved a reduction to the borrowing rate on the Company’s $545 million Term Loan B Credit Facility. The overall borrowing rate was reduced by one-quarter of one percent, moving from a rate of LIBOR plus 2.00 percent to a rate of LIBOR plus 1.75 percent. In conjunction with the repricing, the Company intends to increase the size of its Term Loan B Credit Facility by $39 million during the second quarter of 2018. Proceeds of the additional borrowing will be used for general corporate purposes, including repurchases of the Company’s common stock. Excluding the cost of the transaction and increased interest costs from the additional borrowing, the lower borrowing rate will save the Company approximately $1.4 million annually in interest costs.
About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.4 billion in revenue and 20 parks across the United States, Mexico and Canada. For 57 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling waterparks and unique attractions. For more information, visit www.sixflags.com.

Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, such as local conditions, natural disasters, contagious diseases, events, disturbances and terrorist activities; recall of food, toys and other retail products sold at our parks; risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; inability to achieve desired improvements and our aspirational financial performance goals; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks and other entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.